Exhibit 4.2

EXECUTION VERSION

Waste Connections, Inc.

First Supplement to Master Note Purchase Agreement

Dated as of February 13, 2017

Re:	$150,000,000 3.24% Series 2017A, Senior Notes, Tranche A,
due April 20, 2024

$250,000,000 3.49% Series 2017A, Senior Notes, Tranche B,
due April 20, 2027

Waste Connections, Inc

610 Applewood Crescent, 2nd Floor

Vaughan Ontario L4K 0E3

Canada

Dated as of

February 13, 2017

To the Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This First Supplement to Master Note Purchase Agreement (the “Supplement” or the “First Supplement”) is between each of Waste Connections, Inc., an Ontario corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Recitals

A.           The Company has entered into the Master Note Purchase Agreement dated as of June 1, 2016 with the purchasers listed in Schedule A thereto (the “Note Purchase Agreement”); and

B.           The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

Now, Therefore, the Company and the Purchasers agree as follows:

1.          Authorization of the New Series of Notes. The Company has authorized the issue and sale of (a) $150,000,000 aggregate principal amount of its 3.24% Series 2017A, Senior Notes, Tranche A, due April 20, 2024 (the “Tranche A Notes”), and (b) $250,000,000 aggregate principal amount of its 3.49% Series 2017A, Senior Notes, Tranche B, due April 20, 2027 (the “Tranche B Notes”; collectively with the Tranche A Notes, the “Series 2017A Notes”). The Series 2017A Notes, together with the Series 2016 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement). The Tranche A Notes and Tranche B Notes shall be substantially in the form set out in Exhibits 1 and 2, respectively, hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

2.          Sale and Purchase of Series 2017A Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series 2017A Notes in the principal amount and tranche specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.          Execution and Closing. This Supplement shall be executed and delivered in advance of the Closing at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603 on February 13, 2017 (the “Execution Date”).

The sale and purchase of the Series 2017A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603 at 10:00 a.m. Chicago time, at a closing (the “Closing”) on April 20, 2017 or on such other Business Day thereafter on or prior to April 28, 2017 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series 2017A Notes to be purchased by such Purchaser in the form of a single Tranche A Note and/or Tranche B Note (or such greater number of Series 2017A Notes of each tranche, as applicable, in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4 of the Supplement as it relates to Section 4.10 of the Note Purchase Agreement. If, at the Closing, the Company shall fail to tender such Series 2017A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.          Conditions to Execution and Closing. The obligation of each Purchaser to execute and deliver this Supplement on the Execution Date is subject to the truth and accuracy of each of the representations and warranties of the Company as provided in Section 5 of this Supplement as of the Execution Date, and the execution and delivery of this Supplement by the Company on the Execution Date shall constitute the Company’s certification that such condition has been fulfilled.

The obligation of each Purchaser to purchase and pay for the Series 2017A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (except that (1) all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to “Notes” or “Series 2016 Notes” therein shall be deemed to refer to the Series 2017A Notes, and all references to the “Closing” therein shall be deemed to refer to the Closing as defined herein, (2) the representations in Section 6 in this Supplement are deemed to be the representations in Section 6 of the Note Purchase Agreement for the purposes of the closing condition set forth in Section 4.14(c) of the Note Purchase Agreement, and (3) the reference to Schedule 5.5 in Section 4.9 of the Note Purchase Agreement is deemed to refer to Schedule 5.5 to this First Supplement), and to the following additional conditions:

(a)          Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing (except to the extent that such representation and warranty specifically refers to an earlier date), and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)          Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2017A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c)          At or prior to the Closing, each Subsidiary Guarantor shall have executed and delivered a written ratification of the Subsidiary Guaranty, confirming that the Series 2017A Notes shall be guaranteed by such Subsidiary Guarantor pursuant to the Subsidiary Guaranty and that such Subsidiary Guaranty is in full force and effect, in a form reasonably acceptable to the Purchasers.

(d)          On or after the Execution Date but prior to the Closing, no consent, amendment or waiver with respect to any term or provision of the Note Purchase Agreement (excluding this Supplement), the Notes, or the Subsidiary Guaranty (i) requiring the consent of the Required Holders under the Note Purchase Agreement shall have been obtained from such Required Holders without the written consent of Purchasers representing a majority of the aggregate principal amount of the Series 2017A Notes scheduled to be purchased on the date of Closing (the “Majority Purchasers”), (ii) requiring the consent of each holder of Notes at the time outstanding shall have been obtained from each such holder without the written consent of each Purchaser, and (ii) requiring the consent of the holder of each Note at the time outstanding affected thereby shall have been obtained from such holders without the written consent of each Purchaser affected (or that would be affected upon issuance of the Series 2017A Notes) thereby.

(e)          No Control Event and no Change in Control shall have occurred on or after the Execution Date and prior to the Closing.

5.          Representations and Warranties of the Company. With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, the Company represents and warrants to the Purchasers that, as of the Execution Date and at the time of the Closing, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2016 Notes” therein shall be deemed to refer to the Series 2017A Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit A (and shall include an updated form of Section 5.3); provided, that the Company shall be permitted to make additions and deletions to any of Schedules 5.4 and 9.10 (regarding Subsidiaries), Schedule 5.5 (regarding financial statements and material liabilities) and Schedule 5.15 (regarding existing Indebtedness) after the Execution Date but prior to the date of the Closing, so long as (x) the Company shall have provided updated copies of the relevant Schedules to each Purchaser at least five Business Days prior to the date of the Closing and (y) any such material additions or deletions are in all respects satisfactory to such Purchaser as a condition to the Closing.

6.          Representations of the Purchasers. In place of the representations set forth in Section 6 of the Note Purchase Agreement:

(a)          Each Purchaser severally represents that it is purchasing the Series 2017A Notes (i) for its own account or (ii) for one or more separate accounts owned or maintained by such Purchaser or for the account of one or more pension or trust funds that are “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), in each case for which it is exercising investment discretion in managing investments of such pension or trust funds, in the case of each of clauses (i) and (ii), for investment and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser is either (x) a Qualified Institutional Buyer or (y) solely with respect to any Purchaser resident in or to whom the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Québec or Ontario apply in respect to the purchase of the Series 2017A Notes, an “accredited investor” as defined in Section 6(d)(i)(B) below and otherwise able to make the representations contemplated by Section 6(d) below. Each Purchaser (and each such pension, trust fund or other Person) understands that the Series 2017A Notes have not been registered under the Securities Act or qualified for distribution pursuant to a prospectus under applicable Securities Laws in Canada and may be resold only if registered pursuant to the provisions of the Securities Act, qualified for distribution pursuant to a prospectus under applicable Securities Laws in Canada or if an exemption from registration or a prospectus requirement under applicable Securities Laws in Canada is available, except under circumstances where neither such registration or prospectus nor such an exemption is required by law, and that the Company is not required to register or qualify for distribution the Series 2017A Notes in any jurisdiction. Each Purchaser’s (and each such pension’s, trust fund’s or other Person’s) financial position is such that it can afford to bear the economic risk of holding the Series 2017A Notes. Each Purchaser (and each such pension, trust fund or other Person) can afford to suffer the complete loss of its investment in the Series 2017A Notes. Each Purchaser’s (and each such other Person’s) knowledge and experience in financial and business matters (or the knowledge and experience of such Purchaser’s or such other Person’s investment advisor) is such that it (or such investment advisor) is capable of evaluating the risks of the investment in the Series 2017A Notes. Each Purchaser is familiar with the existing and proposed business, operations, management, properties and financial condition of the Company, as described in the public filings of the Company made with the SEC or with applicable securities regulatory authorities in Canada.

(b)          Each Purchaser is familiar with the existing and proposed business, operations, management, properties and financial condition of the Company, as described in the Memorandum (as such term is defined herein under Section 5.3 of the “Supplemental Representations”). Each Purchaser severally represents that it (and each such pension, trust fund or other Person) has had the opportunity to ask questions of the Company and received answers concerning the existing and proposed business, operations, management, properties and financial condition of the Company and the terms and conditions of the sale of the Series 2017A Notes. Each Purchaser acknowledges that no representations, express or implied, have been or are being made with respect to the Company and its Subsidiaries, the Series 2017A Notes or otherwise, other than those expressly set forth herein or contemplated hereby.

(c)          Each Purchaser agrees to the imprinting of a legend on the Series 2017A Notes to the following effect:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [DATE OF CLOSING], 2017.”

(d)          For purposes of applicable Canadian securities law, each Purchaser resident in or to whom the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Québec or Ontario apply in respect of the purchase of the Series 2017A Notes hereby, severally:

(i)          makes to the Company, the following representations:

(A)         such Purchaser is not an individual;

(B)         such Purchaser is an “accredited investor” as defined in section 1.1 of National Instrument 45-106—Prospectus Exemptions or Regulation 45-106 respecting Prospectus Exemption (Québec) (collectively, “NI 45-106”) or, if resident in the Province of Ontario, as defined in subsection 73.3(1) of the Securities Act (Ontario); and

(C)         such Purchaser is purchasing the Series 2017A Notes as principal and not as agent or for accounts on behalf of which its purchase is otherwise deemed to be as principal in accordance with applicable Canadian securities laws;

(ii)         hereby acknowledges and agrees that:

(A)         the offering of the Series 2017A Notes was not made through an advertisement of the Series 2017A Notes in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising;

(B)         the Purchaser has been advised that the Company does not intend to file a prospectus or similar document with any securities regulatory authority in Canada with respect to the offering or with respect to the resale of the Series 2017A Notes to the public in any province or territory of Canada; and any resale of the Series 2017A Notes in Canada must be made in accordance with applicable Canadian securities laws, which may impose a hold period or require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority; and

(C)         if required by applicable Canadian securities laws or stock exchange rules, the Purchaser will execute, deliver and file or assist the Company in filing such reports, undertakings and other documents relating to the Purchaser of the Series 2017A Notes as may be required by any securities commission, stock exchange or other regulatory authority, including for greater certainty any information that is required for completion of Form 45-106F1 under NI 45-106; and

(iii)        confirms that such Purchaser has expressly requested that all documents evidencing or relating in any way to the offer and/or sale of the Series 2017A Notes (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document vous confirmez, par les présentes, que vous avez expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’offre ou à la vente des billets décrits aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

(e)          Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2017A Notes to be purchased by such Purchaser hereunder:

(i)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile, and the purchase is not part of an agreement, arrangement or understanding designed to benefit a “party in interest” (as that term is defined in ERISA section 3(14)) within the meaning of PTE 95-60; or

(ii)         the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account, and the Purchaser’s fixed contractual obligations otherwise meet the requirements for a “Guaranteed Benefit Policy” as defined in ERISA section 401 (b)(2); or

(iii)        the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 or (B) a bank collective investment fund, within the meaning of the PTE 91-38, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and the insurance company or bank agrees to maintain records and make such records available as required under PTE 90-1 Part III(b) and (c) or PTE 91-38 Part III(b) and (c); or

(iv)        the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (A) the identity of such INHAM and (B) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)        the Source is a governmental plan and there is no applicable law that prohibits or limits that plan’s purchase of Series 2017A Notes pursuant to the Note Purchase Agreement as supplemented by this Supplement; or

(vii)       the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)      the Source does not include assets of any employee benefit plan or Individual Retirement Account, other than a plan exempt from the coverage of ERISA.

As used in this Section 6(e), the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

(f)           (i) Each Purchaser that is not a United States person as defined in Section 7701(a)(30) of the Code hereby severally represents that, as of the date of this Supplement, (A) it qualifies for a complete exemption from U.S. federal withholding tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is party; (B) it could claim the portfolio interest exemption (with respect to payments of interest on the Series 2017A Notes if the Series 2017A Notes were treated as issued by a Subsidiary that is a United States person) and is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or (C) such Purchaser’s interest from the Series 2017A Notes will be effectively connected with a trade or business in the United States, and, in each case, such Purchaser thereby qualifies for a complete exemption from any U.S. withholding taxes (other than taxes imposed under FATCA, which shall be addressed under Section 6(f)(ii) below).

(ii)         Each Purchaser severally represents that, as of the date of this Supplement, in regard to payments of interest and principal on the Series 2017A Notes (if the Series 2017A Notes were treated as if they were issued by a Subsidiary that is a United States person), it (and any intermediary through which it will hold its Series 2017A Notes) qualifies for a complete exemption from any taxes imposed under FATCA.

(iii)        Each Purchaser acknowledges the document delivery requirements and other agreements applicable to holders (including, for the avoidance of doubt, any nominees) and beneficial owners set forth in Section 13(j) of the Note Purchase Agreement, and acknowledges and agrees that as also provided therein (A) to the extent the Purchaser is not the beneficial owner of the Series 2017A Notes, the foregoing representations under this Section 6(f) shall apply, mutatis mutandis, to the beneficial owners of the Notes and (B) subsequent purchasers or holders of the Series 2017A Notes (and subsequent beneficial owners) shall also be required to make the representations set forth in this Section 6(f) as of the date they become a holder of the Series 2017A Notes and to comply with the obligations and other agreements, as applicable, set forth in Section 13(j) of the Note Purchase Agreement.

7.          Maturity of the Series 2017A Notes; Interest. There are no scheduled prepayments on any of the Series 2017A Notes. The Tranche A Notes and the Tranche B Notes will have the maturity dates and bear interest at the rates set forth therein, respectively.

8.          Prepayments of the Series 2017A Notes. All prepayment provisions in Section 8 of the Note Purchase Agreement shall apply to the Series 2017A Notes equally as “Notes” thereunder, subject to the definitions applicable to the Series 2017A Notes contained herein.

9.          Definition of Make-Whole Amount. “Make-Whole Amount” means, with respect to any Series 2017A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2017A Note minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2017A Note, the principal of such Series 2017A Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2017A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2017A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2017A Note, 0.50% over the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2017A Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2017A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2017A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2017A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2017A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

10.         Definition of Default Rate. “Default Rate” means, with respect to any Series 2017A Notes, that per annum rate of interest that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of such Series 2017A Note and (ii) 2% above the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

11.         Interpretation of Section 14.2 of Note Purchase Agreement. For purposes of the last sentence of Section 14.2 of the Note Purchase Agreement, in connection with any transfer of a Series 2017A Note, references therein to “Sections 6.1(a), 6.2 and 6.3” shall be deemed to be references to Sections 6(a), 6(e) and 6(f) of this Supplement.

12. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series 2017A Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series 2017A Notes. Without limiting the foregoing, the Company agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided that such costs and expenses with respect to the Series 2017A Notes shall not exceed $4,000 for each tranche thereof. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Purchase Agreement (as amended from time to time).

13.         Governing Law. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

14.         Agreement to be Bound. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as supplemented hereby as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

15.         Amendments to this Supplement. On or after the Execution Date but prior to the Closing, no consent, amendment or waiver with respect to this Supplement shall be effective without the written consent of the Company and the Majority Purchasers hereunder, except that (a) no consent, amendment or waiver of any of the provisions of Section 1, 2, 4 and 6 will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) no consent, amendment or waiver of any of the provisions of Sections 7, 8, 9 and 10 shall be effective without the written consent of each Purchaser directly affected thereby and (c) no such amendment or waiver may, without the written consent of each Purchaser, (i) change the rate or change the time of payment or method of computation of interest on the Series 2017A Notes, (ii) change the percentage of the principal amount of the Series 2017A Notes the Purchasers of which are required to consent to any such amendment or waiver or the principal amount of the Series 2017A Notes that the Purchasers are required to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (iii) amend this Section 15.

16.         Additional Provisions Relating to Delayed Funding. Without limiting any other term or provision set forth herein or in the Note Purchase Agreement (including, without limitation, the rights of the holders of the Series 2017A Notes upon issuance thereof), the Company agrees that the following provisions shall apply from and after the Execution Date through the Closing:

(a)          All reporting obligations of the Company and all visitation rights of the holders set forth in Section 7 of the Note Purchase Agreement shall apply equally to the Purchasers as to the holders under the Note Purchase Agreement.

(b)          All covenants of the Company set forth in Sections 9 and 10 of the Note Purchase Agreement shall apply equally for the equal benefit of the Purchasers as for the benefit of the holders under the Note Purchase Agreement.

(c)          In the event the Company or any Person on behalf of the Company seeks any consent, amendment or waiver of any term or provision of the Note Purchase Agreement, any supplement thereto, the Notes or the Subsidiary Guaranty, the terms of Section 18.2 of the Note Purchase Agreement shall apply equally to each Purchaser as to each holder under the Note Purchase Agreement.

[Signature Pages Follow]

The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Waste Connections, Inc.

By	/s/ Worthing F. Jackman
Name: Worthing F. Jackman
Title: Chief Financial Officer

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: Voya Investment Management LLC, as Agent

By	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

IBM PERSONAL PENSION PLAN TRUST

By: Voya Investment Management Co. LLC, as Agent

By	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

NN LIFE INSURANCE COMPANY LTD.

By: Voya Investment Management LLC, as Attorney in fact

By	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Advisor

By	/s/ Andrew T. Kleeman
Name: Andrew T. Kleeman
Title: Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as investment manager

By	/s/ Brien F. Davis
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ Brien F. Davis
Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By	/s/ Brien F. Davis
Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC,
Its Investment Advisor

By	/s/ David A. Barras
Name: David A. Barras
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By	/s/ David A. Barras
Name: David A. Barras
Title: Its Authorized Representative

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Allen Stoltman
Name: Allen Stoltman
Title: Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By	/s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By	/s/ Justin T. Lange
Name: Justin T. Lange, Counsel

By	/s/ Alan P. Kress
Name: Alan P. Kress, Counsel

PRINCIPAL LIFE INSURANCE COMPANY ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By	/s/ Justin T. Lange
Name: Justin T. Lange, Counsel

By	/s/ Alan P. Kress
Name: Alan P. Kress, Counsel

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THE BANK OF NEW YORK MELLON, AS TRUSTEE, PURSUANT TO THE TRUST AGREEMENT AMONG ALLSTATE LIFE INSURANCE COMPANY, AS GRANTOR, LINCOLN BENEFIT LIFE COMPANY, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

	By	/s/ Anthony Angellotto
Name: Anthony Angellotto
Title: Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

AMERICAN UNITED LIFE INSURANCE COMPANY

	By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

	By:	American United Life Insurance Company
	Its:	Agent

	By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

STATE FARM LIFE INSURANCE COMPANY

	By	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Investment Executive

	By	/s/ Jeffrey Attwood
Name: Jeffrey Atwood
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

	By	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Investment Executive

	By	/s/ Jeffrey Attwood
Name: Jeffrey Atwood
Title: Investment Professional

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

JACKSON NATIONAL LIFE INSURANCE COMPANY

	By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

	By	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

RIVERSOURCE LIFE INSURANCE COMPANY

	By	/s/ Thomas W. Murphy
Name: Thomas W. Murphy
Title: Vice President - Investments

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

	By	/s/ Thomas W. Murphy
Name: Thomas W. Murphy
Title: Vice President - Investments

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY

	By:	Advantus Capital Management, Inc.

	By	/s/ Gregory Ortquist
Name: Gregory Ortquist
Title: Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

	By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

	By	/s/ Karl Spaeth
Name: Karl Spaeth
Title: Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

AXA EQUITABLE LIFE INSURANCE COMPANY

	By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

	By	/s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

STATE OF WISCONSIN INVESTMENT BOARD

	By	/s/ Christopher P. Prestigiacomo
Name: Christopher P. Prestigiacomo
Title: Portfolio Manager

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

THE STANDARD FIRE INSURANCE COMPANY

By	/s/ Michael P. Kroening
Name: Michael P. Kroening
Title: Senior Vice President

[Signature Page to First Supplement to Master Note Purchase Agreement]

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the Execution Date and as of the date of Closing with respect to the Series 2017A Notes with the same force and effect as if each reference to “Series 2016 Notes” set forth therein was modified to refer to the “Series 2017A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.  Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC has delivered to each Purchaser a copy of a Private Placement Offering Memorandum, dated January 2017 (the “Memorandum”), relating to the transactions contemplated by the First Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. The Note Purchase Agreement, the First Supplement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5 to the First Supplement (the Note Purchase Agreement, the First Supplement, the Memorandum and such documents, certificates or other writings and such financial statements listed in Schedule 5.5 to the First Supplement (in each case, other than of a general industry or general economic nature) delivered to each Purchaser or posted to IntraLinks prior to the Execution Date being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Company and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was prepared and as of the date made available to the Purchasers (it being understood that such projections are not to be viewed as fact and are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that actual results may vary significantly from such projections). Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business, properties or prospects of WCN or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to the First Supplement contains (except as noted therein) a complete and accurate list of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof and the jurisdiction of its organization and whether such Subsidiary is a Subsidiary Guarantor. Each Subsidiary listed on Schedule 5.4 to the First Supplement is directly or indirectly wholly owned by the Company (except as noted in such Schedule). The Company has good and marketable title to all of the Equity Interests it purports to own of each such Subsidiary, and each Subsidiary of the Company has good and marketable title to all of the Equity Interests it purports to own of such Subsidiary, free and clear in each case of any Lien. All such Equity Interests have been duly issued and are fully paid and non-assessable.

Exhibit A

(to First Supplement to Master Note Purchase Agreement)

(b)          Each of the Subsidiary Guarantors and each Material Subsidiary listed in Schedule 5.4 to the First Supplement and Schedule 9.10 to the First Supplement (i) is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of organization, (ii) has all requisite corporate (or equivalent organizational) power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation, partnership, limited liability company or similar business entity and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be in good standing or so qualified would not have a Material Adverse Effect.

(c)          No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Purchase Agreement, the 2008 NPA, the Bank Credit Agreement, the agreements listed on Schedule 5.4 to the First Supplement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.          Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the First Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or otherwise disclosed to the Purchasers in writing.

Section 5.6.          Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Note Purchase Agreement as supplemented by the First Supplement and the Series 2017A Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under the Bank Credit Agreement, 2008 NPA, any Municipal Contracts (in the case of the Municipal Contracts, as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or any agreement listed on Schedule 5.15 to the First Supplement, or an applicable corporate charter, memorandum of association, articles of association, regulations or by-laws or shareholders agreement, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.          Governmental Authorizations, Etc. Except for those already obtained and registrations, filings or recordings already made or to be made, each of which is listed on Schedule 5.7 to the First Supplement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Note Purchase Agreement as supplemented by the First Supplement or the Series 2017A Notes, including any thereof required in connection with the obtaining of Dollars to make payments under the First Supplement or the Series 2017A Notes and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Canada of the Note Purchase Agreement, the First Supplement or the Series 2017A Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

Section 5.12.         Compliance with ERISA. In connection with the Company’s representation under Section 5.12 of the Note Purchase Agreement, the reference to “Section 6.2” of the Note Purchase Agreement in Section 5.12(e) shall be deemed a reference to Section 6(e) of the First Supplement.

Section 5.13.          Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2017A Notes, or any securities required to be integrated under any federal or state securities laws, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Series 2017A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2017A Notes to the registration requirements of Section 5 of the Securities Act, the registration requirements of any securities or blue sky laws of any applicable jurisdiction or the prospectus or registration requirements of applicable securities laws in Canada.

Section 5.14.         Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2017A Notes to refinance existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Series 2017A Notes pursuant to the First Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Consolidated Group and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.         Existing Indebtedness. (a) Except as described therein and except for intercompany Indebtedness, Schedule 5.15 to the First Supplement sets forth a complete and correct list of all outstanding material Indebtedness of the Company and its Subsidiaries as of the month end immediately prior to the Execution Date (and, if supplemented as contemplated by Section 5 of the First Supplement, as of the month end immediately prior to the Closing), since which respective dates there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, and no event or condition exists with respect to any Indebtedness of the Company that, in each case, (i) has existed for such period of time as would permit (after the giving of appropriate notice, if required) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment and (ii) would reasonably be expected to have a Material Adverse Effect.

(b)          Except as disclosed in Schedule 5.15 to the First Supplement, neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2 of the Note Purchase Agreement.

(c)          Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the Bank Credit Agreement and as otherwise specifically indicated in Schedule 5.15 to the First Supplement.

[Form of Series 2017A Note, Tranche A]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [DATE OF CLOSING,] 2017.

Waste Connections, Inc.

3.24% Senior Note, Series 2017A, Tranche A, due April 20, 2024

No. RA–[_____]	[__________, ____]
$[_______]	PPN[______________]

For Value Received, the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Ontario, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on April 20, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.24% per annum from the date hereof, payable semiannually, on the 20th day of April and October in each year, commencing with the April or October next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.24% or (ii) 2.0% above the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1

(to First Supplement to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated June 1, 2016 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6(a), 6(e) and 6(f) of the First Supplement to the Note Purchase Agreement dated as of February 13, 2017 (the “First Supplement”). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the First Supplement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

1-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.

By
Name:
Title:

1-3

[Form of Series 2017A Note, Tranche B]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [DATE OF CLOSING,] 2017.

Waste Connections, Inc.

3.49% Senior Note, Series 2017A, Tranche B, due April 20, 2027

No. RB–[_____]	[__________, ____]
$[_______]	PPN[______________]

For Value Received, the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Ontario, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on April 20, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.49% per annum from the date hereof, payable semiannually, on the 20th day of April and October in each year, commencing with the April or October next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.49% or (ii) 2.0% above the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Exhibit 2

(to First Supplement to Master Note Purchase Agreement)

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated June 1, 2016 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6(a), 6(e) and 6(f) of the First Supplement to the Note Purchase Agreement dated as of February 13, 2017 (the “First Supplement”). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the First Supplement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

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This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.

By
Name:
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